Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of March 28, 2019, by and among BK Technologies, Inc., a Nevada corporation (the “Company”), BK Technologies Corporation, a Nevada corporation and a direct wholly owned subsidiary of the Company (“HoldCo”), and BK Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of HoldCo (“Merger Sub”).

RECITALS

WHEREAS, as of the date hereof, the Company has the authority to issue 21,000,000 shares, consisting of (i) 20,000,000 shares of common stock, par value $0.60 per share (“Company Common Stock”), of which 12,742,807 shares are issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”), of which no shares are issued and outstanding;

WHEREAS, as of the date hereof, HoldCo has the authority to issue 21,000,000 shares, consisting of (i) 20,000,000 shares of common stock, par value $0.60 per share (“HoldCo Common Stock”), of which 100 shares are issued and outstanding and held by the Company, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share (“HoldCo Preferred Stock”), of which no shares are issued and outstanding;

WHEREAS, as of the date hereof, Merger Sub has the authority to issue 1,000 shares of common stock, par value $0.60 per share (“Merger Sub Common Stock”), of which 100 shares are issued and outstanding and held by HoldCo;

WHEREAS, HoldCo and Merger Sub are newly formed corporations organized for the sole purpose of participating in the transactions contemplated herein and actions related thereto, own no assets (other than HoldCo’s ownership of Merger Sub and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions contemplated herein and actions related thereto;

WHEREAS, the Company desires to reorganize into a holding company structure pursuant to NRS 92A.180, NRS 92A.200, NRS 92A.230 and NRS 92A.250 of Chapter 92A, “Mergers, Conversions, Exchanges and Domestications” of the Nevada Revised Statutes (“MCED”), under which HoldCo would become a holding company, by the merger of Merger Sub with and into the Company (the “Merger), and with each share of Company Common Stock being converted in the Merger into a share of HoldCo Common Stock as of the Effective Time (as defined below);

WHEREAS, as of the Effective Time, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions of the HoldCo Common Stock and HoldCo Preferred Stock will be the same as those of the Company Common Stock and Company Preferred Stock, respectively;

WHEREAS, the Articles of Incorporation of HoldCo (the “HoldCo Charter”) and the Bylaws of HoldCo (the “HoldCo Bylaws”), which will be in effect immediately following the Effective Time, contain provisions identical to the Articles of Incorporation of the Company (as amended, the “Company Articles”), and the Second Amended and Restated Bylaws of the Company (the “Company Bylaws”), in effect as of the date hereof and that will be in effect immediately prior to the Effective Time, respectively (other than as permitted by NRS 92A.200 of the MCED);

WHEREAS, on or about the date hereof, the Company and HoldCo will enter into an Omnibus Amendment to the Company’s Equity Plans (as defined below) pursuant to which, among other things, the Company will, contingent upon the consummation of the Merger, transfer to HoldCo, and HoldCo will assume, sponsorship of all of the Company’s Equity Plans and all of the Company’s rights and obligations thereunder effective as of the Effective Time;

WHEREAS, the respective boards of directors of HoldCo and the Company have approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

WHEREAS, the sole director of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, (ii) resolved to submit the approval of the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, to the sole stockholder of Merger Sub, and (iii) resolved to recommend to the sole stockholder of Merger Sub that the sole director approves the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger; and

WHEREAS, the parties intend, for United States federal income tax purposes, that the Merger shall qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, HoldCo and Merger Sub hereby agree as follows:

1. THE MERGER. In accordance with NRS 92A.180 of the MCED and subject to, and upon the terms and conditions of, this Agreement, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the effects of the Merger shall be as provided in this Agreement and in NRS 92A.250 of the MCED.

2. EFFECTIVE TIME. As soon as practicable on or after the date hereof, the Company shall file articles of merger executed in accordance with the relevant provisions of the MCED, with the Secretary of State of the State of Nevada (the “NV Secretary of State”) and shall make all other filings or recordings required under the MCED to effectuate the Merger. The Merger shall become effective at such time as the articles of merger are duly filed with and accepted by the NV Secretary of State or at such later date and time as the parties shall agree and specify in the articles of merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

3. ARTICLES OF INCORPORATION AND BYLAWS.

(a) From and after the Effective Time, by virtue of the Merger and without any action on the part of any party, the Company Articles, as in effect immediately prior to the Effective Time, shall constitute the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or pursuant to the MCED (the “Surviving Corporation Articles”).

(b) From and after the Effective Time, by virtue of the Merger and without any action on the part of any party, the Company Bylaws, as in effect immediately prior to the Effective Time, shall constitute the bylaws of the Surviving Corporation until thereafter amended as provided therein or pursuant to applicable law (the “Surviving Corporation Bylaws”).

4. DIRECTORS. The directors of the Company in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation, removal or retirement or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Articles and Surviving Corporation Bylaws, or as otherwise provided by law.

5. OFFICERS. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation, removal or retirement or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Articles and Surviving Corporation Bylaws, or as otherwise provided by law.

6. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

7. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, HoldCo, Merger Sub or any holder of any securities thereof:

(a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of HoldCo Common Stock.

(b) Conversion of Company Stock Held as Treasury Stock. Each share of Company Common Stock held in the Company’s treasury shall be converted into one validly issued, fully paid and nonassessable share of HoldCo Common Stock to be held immediately after completion of the Merger in the treasury of HoldCo.

(c) Conversion of Capital Stock of Merger Sub. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.60 per share, of the Surviving Corporation.

(d) Rights of Certificate Holders. Upon conversion thereof in accordance with this Section 7, all shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock except, in all cases, as set forth in Section 8 herein. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Company Common Stock, shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of HoldCo Common Stock.

8. CERTIFICATES. At and after the Effective Time until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate which immediately prior thereto represented shares of Company Common Stock, shall be deemed for all purposes to evidence ownership of and to represent the shares of HoldCo Common Stock, as applicable, into which the shares of Company Common Stock, represented by such certificate, have been converted as herein provided and shall be so registered on the books and records of HoldCo and its transfer agent. If any certificate that prior to the Effective Time represented shares of Company Common Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to HoldCo, in form and substance reasonably satisfactory to HoldCo, against any claim that may be made against it with respect to such certificate, HoldCo shall issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, certificated shares representing the applicable shares of HoldCo Common Stock, in accordance with the procedures set forth in the preceding sentence.

9. ASSUMPTION OF EQUITY PLANS AND AWARDS. At the Effective Time, pursuant to this Merger Agreement and an Omnibus Amendment entered into between HoldCo and the Company on or about the date hereof (the “Compensation Plan Amendment”), the Company will transfer to HoldCo, and HoldCo will assume, sponsorship of the Company’s 2007 Incentive Compensation Plan, as amended, and 2017 Incentive Compensation Plan (collectively, the “Equity Plans”), along with all of the Company’s rights and obligations under the Equity Plans, and all rights of the parties thereto and the participants therein to acquire shares of Company Common Stock on the terms and conditions of the Equity Plans, the award agreements and such other agreements will be converted on a one-for-one basis into rights to acquire shares of HoldCo Common Stock, in each case, to the extent set forth in, and in accordance with, the terms of such Equity Plans, awards and other agreements. From and after the Effective Time and pursuant to the terms of the Compensation Plan Amendment, HoldCo shall have all amendment and administrative authority with respect to such Equity Plans, awards and agreements to the extent that the Company had such authority immediately prior to the Effective Time.

10. HOLDCO SHARES. Prior to the Effective Time, the Company and HoldCo shall take any and all actions as are necessary to ensure that each share of capital stock of HoldCo that is owned by the Company immediately prior to the Effective Time shall be cancelled and cease to be outstanding at the Effective Time, and no payment shall be made therefor, and the Company, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares.

11. NO APPRAISAL RIGHTS. In accordance with the MCED, no appraisal rights shall be available to any holder of shares of Company Common Stock in connection with the Merger.

12. CONTRACTS AND AGREEMENTS. Except as set forth in Section 9 of this Agreement, any and all contracts and agreements with the Company will not be transferred to the surviving issuer or HoldCo and will stay with the Company as the Surviving Corporation in the Merger.

13. SUCCESSOR ISSUER. The parties hereto intend that HoldCo be deemed a successor issuer of the Company in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended, and Rule 414 under the Securities Act of 1933, as amended. At or after the Effective Time, HoldCo shall file (i) an appropriate report on Form 8-K describing the Merger and (ii) appropriate amendments to any Registration Statements of the Company.

14. TERMINATION. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by the sole stockholder of Merger Sub, at any time prior to the Effective Time, by action of the board of directors of the Company. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither the Company, HoldCo, Merger Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination or abandonment.

15. AMENDMENTS. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by the sole stockholder of Merger Sub, by the mutual consent of the parties to this Agreement, or by action taken by their respective boards of directors; provided, however, that, no amendment shall be effected subsequent to the adoption of this Agreement by the sole stockholder of Merger Sub that by law requires further approval or authorization by the sole stockholder of Merger Sub or the stockholders of the Company without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

18. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

19. SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company, HoldCo and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BK TECHNOLOGIES, INC.

By: /s/ Timothy A. Vitou
Name: Timothy A. Vitou
Title: President

BK TECHNOLOGIES CORPORATION

By: /s/ Timothy A. Vitou
Name: Timothy A. Vitou
Title: President

BK MERGER SUB, INC.

By: /s/ Timothy A. Vitou
Name: Timothy A. Vitou
Title: President